SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934


Filed by the Registrant  |X|

Filed by a Party other than the Registrant  |_|

Check the appropriate box:

|_|  Preliminary Proxy Statement     |_| Confidential, for Use of the Commission
                                         Only (as permitted by Rule 14a-6(e)(2))

|_|  Definitive Proxy Statement

|_|  Definitive Additional Materials

|X|  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

         Meridian Healthcare Growth and Income Fund Limited Partnership
                  (Name of Registrant as Specified In Charter)
       -------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|  No fee required.

| | Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: N/A

     (2) Aggregate number of securities to which transaction applies: N/A

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:
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|_|  Fee paid previously with preliminary materials: N/A

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: N/A

     (2) Form, Schedule or Registration Statement No.: N/A

     (3) Filing Party: N/A

     (4) Date Filed: N/A


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                         Filed by Meridian Healthcare Growth and Income Fund
                                                         Limited Partnership
                                                     Pursuant to Rule 14a-12
                                                 Commission File No. 0-17956






                    MERIDIAN HEALTHCARE GROWTH & INCOME FUND
                               LIMITED PARTNERSHIP

                                  May 19, 2005


Dear Investor:

         Enclosed please find your share of the Meridian Healthcare Growth and Income Fund's (the "Fund") first quarter 2005 distribution of $583,348. Each investor received (or had deposited in a designated account) his or her share of this cash flow in the amount of $0.37 per $25 Unit, which represents a 6.0% annualized return.

         As previously disclosed, the Fund has entered into an Asset Purchase Agreement to sell the Fund's seven skilled nursing facilities for $50,000,000 in cash and has proposed a plan of dissolution, both of which will require investor approval. Assuming investor approval, the General Partners currently expect the sale to close in mid-2005 and to result in distributable proceeds of approximately $20 per original $25 investment unit.

         In the near future we will be sending out very important dated proxy materials regarding the proposed transaction. Regardless of the number of units you own, your vote is very important and we need your support. Investors are urged to read the proxy statement and other related documents when they become available because they will contain important information related to the transaction.

         Should you have any questions, please contact the undersigned at (410) 727-4083.

Sincerely,

    /s/  Robert L. Huether

Robert L. Huether
Asset Manager

Enclosure


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Where You Can Find Additional Information About the Proposed Sale of the Fund's
Skilled Nursing Facilities and Subsequent Liquidation

Meridian Healthcare Growth and Income Fund Limited Partnership (the "Fund") has filed a preliminary proxy statement concerning the proposed sale of its skilled nursing facilities to FC Properties IV, LLC and subsequent liquidation with the Securities and Exchange Commission ("SEC"). The information contained in the preliminary proxy statement is not complete and may be changed. Investors are advised to read the definitive proxy statement related to the proposed transaction when it becomes available and any other relevant documents filed with the SEC because they will contain important information related to the transaction. The definitive proxy statement will be mailed to investors of the Fund seeking their approval of the sale of the Fund's skilled nursing facilities, the plan of dissolution, and any other matters presented therein in connection with the proposed transactions. Investors may obtain a free copy of the documents filed by the Fund with the SEC at the SEC's website at http://www.sec.gov. In addition, you may obtain any of the documents filed with the SEC free of charge by requesting them in writing from the Fund, 300 East Lombard Street, Suite 1200, Baltimore, Maryland 21202, Attention: Robert Huether, Asset Manager or Yolanda Harris; Investor Services Coordinator, Telephone Number: (410) 727-4083; Facsimile Number: (410) 625-2694.

Information Concerning Participation in the Fund's Proxy Solicitation

The Fund along with its General Partners and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from the investors of the Fund with respect to the proposed transaction. Information regarding the Fund, its General Partners and their respective executive officers and directors is included in the Fund's Form 10-K filed with the SEC for the year ended December 31, 2004. This document is available free of charge at the SEC's website at http://www.sec.gov. Investors may also obtain a copy of this document free of charge by requesting it in writing from the Fund, 300 East Lombard Street, Suite 1200, Baltimore, Maryland 21202, Attention:
Robert Huether, Asset Manager or Yolanda Harris; Investor Services Coordinator, Telephone Number: (410) 727-4083; Facsimile Number: (410) 625-2694. Investors may obtain additional information about the interests of the General Partners and their respective executive officers and directors in the proposed transaction by reviewing the definitive proxy statement related to the transaction when it becomes available.

Forward-Looking Statements

This letter contains forward-looking statements, including statements related to the potential sale of the Fund's skilled nursing facilities and subsequent dissolution. These statements are based on the General Partners' current expectations and information currently available to them and are believed to be reasonable and are made in good faith. However, the forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected in the statements. Factors that may make the actual results differ from anticipated results include, but are not limited to, those factors set forth in the Fund's Form 10-K, Form 10-Q and its other filings with the SEC; the possibility that the proposed sale of the Fund's skilled nursing facilities and subsequent dissolution may not ultimately occur for any number of reasons, such as our not obtaining investor approval of the sale or related matters, or the failure to occur of one or more of the conditions to the parties' obligations under the Asset Purchase Agreement; that the amount of the net sales proceeds from the sale of the Fund's skilled nursing facilities ultimately available for distribution to investors is not assured; that the demand for or regulation of the type of skilled nursing services provided by the Fund's facilities may change in a way that adversely affects the value of the facilities, and, that other factors that affect the skilled nursing facility business generally including, but not limited to, economic, political, governmental and technological factors, all of which are difficult to predict and some of which are beyond the Fund's control. For these reasons, you should not rely on these forward-looking statements when making investment decisions. The Fund does not undertake any obligation to update publicly any forward-looking statement, either as a result of new information, future events or otherwise.